Exhibit 99.3

March 7, 2005

PERSONAL AND CONFIDENTIAL

Mrs. Audrey Sevin

850 Park Avenue

New York, NY 10021

Dear Audrey:

The purpose of this letter agreement and general release (the “Agreement”) is to acknowledge, and set forth the terms of, our agreement with regard to your termination of employment with Star Gas Partners, L.P. (the “Partnership”), Star Gas LLC (the “LLC”), and their affiliates, successors and assigns (collectively, the “Company”).

1. Resignation.

(a) Resignation from Positions. Effective as of 4 p.m. March 7, 2005 (the “Termination Date”), you hereby confirm your resignation from employment as Secretary of the LLC (and its subsidiaries). You also hereby confirm your resignation from any employment with the Partnership and any of its subsidiaries, effective as of the Termination Date. In addition, effective as of the Termination Date, you hereby confirm your resignation from all offices, positions, trusteeships, committee memberships and fiduciary capacities held with, or on behalf of, the Company or any benefit plans of the Company. You will not represent yourself as being an employee, officer, trustee, agent or representative of any of the foregoing for any purpose.

(b) No Obligation to Rehire. You acknowledge and agree that the Company will not have an obligation to rehire you or to consider you for reemployment after the Termination Date.

2. Rights and Benefits Upon Termination.

(a) Amounts Payable. On and after the Termination Date, you will not be eligible for any payments, fees, awards, benefits or compensation (including, without limitation, any amounts, fees, awards, or reimbursements paid or provided to directors of the LLC), and your participation in employee benefit plans of the Company will cease as of the Termination Date, other than as specifically provided herein. Notwithstanding the foregoing, within 10 days of the Termination Date, the Company will provide or cause to

Ms. Audrey Sevin

March 7, 2005

be provided to you (i) any unpaid base salary through the Termination Date; (ii) any accrued vacation through the Termination Date (up to four weeks); and (iii) 26 weeks of your base salary, at your level of base salary in effect as of the Termination Date, payable at intervals in accordance with the Company’s customary payroll practices.

(b) Health Benefits. The Company will provide you with medical benefits under the Company’s medical plan, as may be amended generally for all employees from time to time, for a period of one year after the Termination Date; provided, however, that the annual premium paid by the Company on your behalf will not exceed $7,000. To the extent that the annual premium exceeds $7,000, the Company will automatically deduct such premiums against the payments described in Section 2(a) of this Agreement paid immediately prior to the time the premium payment is to be paid by the Company to the medical insurer; provided that, if there are no such payments due to you, you shall reimburse the Company for any such excess premium payments. In the event that you are entitled to medical coverage with a new employer, the Company’s obligations under this Section 2(b) will cease. As you are entitled to Medicare, you have no rights to medical continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

(c) Partnership and Membership Units. You will retain your 42,829 Senior Subordinated Units, your 153,131 Junior Subordinated Units and your 6,000 Common Units (all of which are fully vested) in the Partnership and your 44.2580% Membership Interest in the LLC, subject to and in accordance with the terms of the Partnership and LLC Agreements (as defined in Section 4 of this Agreement).

3. General Release

(a) Release of Claims. For and in consideration of the payments and benefits to be made or provided hereunder and the promises set forth in this Agreement and to induce the LLC to enter into a letter agreement of even date with your son, you, for yourself and for your heirs, dependents, executors, administrators, trustees, legal representatives and assigns (collectively referred to as “Releasors”), hereby forever release, waive and discharge (i) the Company, its and their employee benefit and/or pension plans or funds, insurers, successors and assigns, (ii) all past, present and/or future officers, directors, trustees, members, partners, employees, fiduciaries, administrators, controlling persons and successors and assigns of the foregoing, and (iii) all of the past, present and/or future agents, representatives and attorneys (including outside legal counsel) of any of the persons or entities described in (i) or (ii) in this Section 3(a) and any of its and their successors and assigns in all cases whether acting as agents for or with respect to the Company or in their individual capacities (collectively referred to as “Releasees”), from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever, whether known or unknown, which Releasors ever had or now have against Releasees by reason of any actual or alleged act, omission, transaction, practice,

Ms. Audrey Sevin

March 7, 2005

policy, procedure, conduct, occurrence, or other matter up to and including the date of your execution of this Agreement, including without limitation, those in connection with, or in any way related to or arising out of, your employment, service as a director, service as an officer, service as a trustee, service as a fiduciary or termination of any of the foregoing or any other agreement, understanding, relationship, arrangement, act, omission or occurrence, with the Company or other claims.

(b) Additional Release of Claims. Without limiting the generality of the foregoing, this Agreement is intended and will release the Releasees from any and all claims, whether known or unknown, which Releasors ever had or now have against the Releasees including, but not limited to, (i) any claim of discrimination or retaliation under the Age Discrimination in Employment Act (“ADEA”) 29 U.S.C. Section 621 et seq., Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or the Family and Medical Leave Act; (ii) any claim under the New York State Human Rights Law and the New York City Administrative Code; (iii) any other claim (whether based on federal, state or local law or ordinance statutory or decisional) relating to or arising out of your employment and service as a director to the Company, the terms and conditions of such employment and service, the termination of such employment and service and/or any of the events relating directly or indirectly to or surrounding the termination of such employment and service, and/or any of the events relating directly or indirectly to or surrounding the termination of such employment and service, including, but not limited to, breach of contract (express or implied), tort, wrongful discharge, detrimental reliance, defamation, emotional distress or compensatory or punitive damages; and (iv) any claim for attorney’s fees, costs, disbursements and the like related to any claim described in Sections 3(b)(i), 3(b)(ii) or 3(b)(iii) above.

(c) Adversarial Actions. You agree that you will not, from any source or proceeding, seek or accept any award or settlement with respect to any claim or right covered by Sections 3(a) or (b) above, including, without limitation, any source or proceeding involving any person or entity, the United States Equal Employment Opportunity Commission or other similar federal or state agency. Except as otherwise required by law, you further agree that you will not, at any time hereafter, commence, maintain, prosecute, participate in as a party, permit to be filed by any other person on your behalf (to the extent it is within your control or permitted by law), or assist in the commencement or prosecution of as an advisor, witness (unless compelled by legal process or court order) or otherwise, any action or proceeding of any kind, judicial or administrative (on your own behalf, on behalf of any other person and/or on behalf of or as a member of any alleged class of persons) in any court, agency, investigative or administrative body against any Releasee with respect to any actual or alleged act, omission, transaction, practice, conduct, occurrence or any other matter up to and including the date of your execution of this Agreement which you released pursuant to Sections 3(a) or (b) above. You further represent that, as of the date you sign this

Ms. Audrey Sevin

March 7, 2005

Agreement, you have not taken any action encompassed by this Section 3(c). If, notwithstanding the foregoing promises, you violate this Section 3(c), you will indemnify and hold harmless Releasees from and against any and all demands, assessments, judgments, costs, damages, losses and liabilities and attorneys’ fees and other expenses which result from, or are incidents to, such violation. Notwithstanding anything herein to the contrary, this Section 3(c) will not apply to any claims that you may have under the ADEA and will not apply to the portion of the release provided for in Sections 3(a) or (b) relating to the ADEA.

(d) Preserved Rights. The sole matters to which the release and covenants in this Section 3 do not apply are: (i) your rights under this Agreement; (ii) your rights of indemnification with regard to your service as an officer or director of the Company (if any); (iii) your rights under any D&O policy maintained by or for the benefit of the Company or its employees or directors at any time during or after the course of your employment with the Company (if any); (iv) your rights to contribution (if any) with regard to your service as an officer and director of the LLC; (v) your rights to any vested accrued benefits under the LLC’s employee benefit plans, under ERISA (if any); (vi) your rights as a member of the LLC (if any); or (v) your rights as a unitholder of the Partnership (if any).

4. Indemnification. The Company hereby agrees to continue to indemnify you and hold you harmless to the fullest extent permitted under applicable law and by the Amended and Restated Agreement of Limited Partnership of Star Gas Partners, L.P., as amended to the date hereof and the Limited Liability Company Agreement of Star Gas LLC, as amended to the date hereof (collectively, the “Partnership and LLC Agreements”), as such agreements exist as of the date hereof without giving any effect to any subsequent amendment to either such document, against and in respect to any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including attorney’s fees), losses, and damages resulting from your performance of your duties and obligations with the Company, whether before or after the Termination Date, including without limitation your severance or other benefits under the Agreement.

5. Governing Law; Enforceability. The interpretation of this Agreement will be governed and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. If any provisions of this Agreement will be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability will not affect the remaining provisions hereof which will remain in full force and effect.

6. Entire Agreement. This Agreement represents the complete understanding between you and the Company with respect to the subject matter hereof and supersedes any and all other agreements between the parties. Notwithstanding anything contained in Section 3 of this Agreement, the rights to the parties under the Partnership and LLC Agreements shall not be affected, except as expressly provided herein.

Ms. Audrey Sevin

March 7, 2005

7. Acknowledgement. You acknowledge that you have been advised by the Company in writing to consult independent legal counsel of your choice before signing this Agreement. You further acknowledge that you have had the opportunity to consult, and you have consulted with, independent legal counsel and to consider the terms of this Agreement for a period of at least 21 days.

8. Effective Date. You further acknowledge that this Agreement will not become effective until the eighth day following your execution of this Agreement (the “Effective Date”), and that you may at any time prior to the Effective Date revoke this Agreement by delivering written notice of revocation to: the LLC at 2187 Atlantic Street, Stamford, CT 06902, to the attention of the Chairman of the Board of Directors of the LLC. In the event that you revoke this Agreement prior to the eighth day after its execution, this Agreement will automatically be null and void.

9. Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

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Ms. Audrey Sevin

March 7, 2005

If this Agreement is acceptable to you, please sign the enclosed duplicate original and return the signed Agreement to me.

STAR GAS LLC

By:
Name:
Title:

Accepted and Agreed to:

By:	/s/ Audrey Sevin
Audrey Sevin

Dated: March , 2005